Exhibit 2.1


THIS AGREEMENT RELATES TO AN OFFERING OF SECURITIES IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE 1933
ACT) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). NONE OF THE SECURITIES TO WHICH THIS AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH ALL APPLICABLE SECURITIES
LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.



                            SHARE PURCHASE AGREEMENT


THIS AGREEMENT is effective the 31st day of October, 2006

AMONG:

                    WALLACE MOUNTAIN RESOURCES CORP., a corporation formed pursuant to the laws of the State of Nevada and having an office for business located at # 29 B Ebony Tower, President Park, 99 Sukhumvit 24 Road, Bangkok 10110 Thailand ("Wallace Mountain")


AND:

                    NANCHANG BEST ANIMAL HUSBANDRY CO., LTD., a company formed pursuant to the laws of the People's Republic of China and having an office for business located at 1095 Qing Lan Avenue, Economic and Technical Development Zone, Nan Chang City, Jiangxi Province, China 330013

                    ("Nanchang Best")

AND:

                    The shareholders of Nanchang Best, the name of each of whom is set forth on the signature page of this Agreement. (the "Nanchang Best Shareholders")

WHEREAS:

A. The Nanchang Best Shareholders own 6,756,800 registered shares of Nanchang Best, constituting 100% of the presently issued and outstanding Nanchang Best Shares;

B. Wallace Mountain is a reporting company whose common stock is quoted on the NASD "Bulletin Board";

C. The respective Boards of Directors of Wallace Mountain, and Nanchang Best deem it advisable and in the best interests of Wallace Mountain and Nanchang Best that Nanchang Best become a wholly-owned subsidiary of Wallace Mountain (the "Acquisition") pursuant to this Agreement; and

D. Wallace Mountain, the shareholders of Shanghai Best Animal Husbandry Co., Ltd. and Shanghai Best Animal Husbandry Co., Ltd. are contemporaneously entering into a share purchase agreement pursuant to which Shanghai Best Animal Husbandry Co., Ltd. shall have become a wholly owned subsidiary of Wallace Mountain, and the completion of that transaction is a condition to the completion of the transaction memorialized herein.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


ARTICLE 1. - DEFINITIONS AND INTERPRETATION:

     1.1. In this Agreement the following terms will have the following meanings:

          1.1.1. "Acquisition" means the Acquisition, at the Closing, of Nanchang Best by Wallace Mountain pursuant to this Agreement;

          1.1.2. "Acquisition Shares" means the 5,376,000 Wallace Mountain Common Shares to be issued to the Nanchang Best Shareholders at Closing pursuant to the terms of the Acquisition;

          1.1.3. "Agreement" means this share purchase agreement among Wallace Mountain, the Wallace Mountain Signatory Shareholder, Nanchang Best, and the Nanchang Best Shareholders;

          1.1.4. "Closing" means the completion, on the Closing Date, of the transactions contemplated hereby in accordance with ARTICLE 15 hereof;

          1.1.5. "Closing Date" means the day on which all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived;

          1.1.6. "Nanchang Best Accounts Payable and Liabilities" means all accounts payable and liabilities of Nanchang Best, due and owing or otherwise constituting a binding obligation of Nanchang Best (other than a Nanchang Best Material Contract) as of June 30, 2006 as set forth in Schedule 1.1.6 hereto;

          1.1.7.  "Nanchang  Best  Accounts   Receivable"   means  all  accounts
               receivable and other debts owing to Nanchang Best as of June 30, 2006 as set forth in Schedule 1.1.7 hereto;

          1.1.8. "Nanchang Best Assets" means all the property and assets of the Nanchang Best Business of every kind and description wheresoever situated including, without limitation, Nanchang Best Equipment, Nanchang Best Inventory, Nanchang Best Material Contracts,

               Nanchang Best Accounts Receivable, Nanchang Best Cash, Nanchang Best Intangible Assets and Nanchang Best Goodwill, and all credit cards, charge cards and banking cards issued to Nanchang Best;

          1.1.9. "Nanchang Best Bank Accounts" means all of the bank accounts, lock boxes and safety deposit boxes of Nanchang Best or relating to the Nanchang Best Business as set forth in Schedule 1.1.1 hereto;

          1.1.10. "Nanchang Best Business" means all aspects of the business conducted by Nanchang Best;

          1.1.11. "Nanchang Best Cash" means all cash on hand or on deposit to the credit of Nanchang Best on the Closing Date;

          1.1.12. "Nanchang Best Debt to Related Parties" means the debts owed by Nanchang Best to the Nanchang Best Shareholders or to any family member thereof, or to any affiliate, director or officer of Nanchang Best or the Nanchang Best Shareholders as described in Schedule 1.1.4;

          1.1.13. "Nanchang Best Equipment" means all machinery, equipment, furniture, and furnishings used in the Nanchang Best Business, including, without limitation, the items more particularly described in Schedule 1.1.13 hereto;

          1.1.14. "Nanchang Best Financial Statements" means, collectively, the audited financial statements of Nanchang Best for the two year period ended December 31, 2005, together with the reviewed financial statements for the six month period ended June 30, 2006, true copies of which are attached as Schedule 1.1.14 hereto;

          1.1.15. "Nanchang Best Goodwill" means the goodwill of the Nanchang Best Business together with the exclusive right of Wallace Mountain to represent itself as carrying on the Nanchang Best Business in succession of Nanchang Best subject to the terms hereof, and the right to use any words indicating that the Nanchang Best Business is so carried on including the right to use the name "Nanchang Best" or "Nanchang Best Animal Husbandry" or any variation thereof as part of the name of or in connection with the Nanchang Best Business or any part thereof carried on or to be carried on by Nanchang Best, the right to all corporate, operating and trade names associated with the Nanchang Best
               Business, or any variations of such names as part of or in connection with the Nanchang Best Business, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the Nanchang Best Business, all necessary licenses and authorizations and any other rights used in connection with the Nanchang Best Business;

          1.1.16. "Nanchang Best Insurance Policies" means the public liability insurance and insurance against loss or damage to Nanchang Best Assets and the Nanchang Best Business as described in Schedule
               1.1.16 hereto;

          1.1.17. "Nanchang Best Intangible Assets" means all of the intangible assets of Nanchang Best, including, without limitation, Nanchang Best Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of Nanchang Best ;

          1.1.18. "Nanchang Best Inventory" means all inventory and supplies of the Nanchang Best Business as of June 30, 2006 as set forth in
               Schedule 1.1.18 hereto;

          1.1.19. "Nanchang Best Material Contracts" means the burden and benefit of and the right, title and interest of Nanchang Best in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which including, without limitation Nanchang Best is entitled in connection with the Nanchang Best Business whereunder Nanchang Best is obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice, and, including without limitation, those contracts listed in Schedule 1.1.19 hereto;

          1.1.20. "Nanchang Best Related Party Debts" means the debts owed by the Nanchang Best Shareholders or by any family member thereof, or by any affiliate, director or officer of Nanchang Best or the Nanchang Best Shareholders, to Nanchang Best as described in
               Schedule 1.1.20; and

          1.1.21. "Nanchang Best Shares" means all of the issued and outstanding shares of Nanchang Best's equity stock.

          1.1.22. "Place of Closing" means the offices of Beckman, Lieberman & Barandes, LLP, or such other place as Wallace Mountain and Nanchang Best may mutually agree upon;

          1.1.23. "Wallace Mountain Accounts Payable and Liabilities" means all accounts payable and liabilities of Wallace Mountain due and owing or otherwise constituting a binding obligation of Wallace Mountain (other than a Wallace Mountain Material Contract) as of June 30, 2006 as set forth in Schedule 1.1.23 hereto;

          1.1.24. "Wallace Mountain Accounts Receivable" means all accounts receivable and other debts owing to Wallace Mountain, on a basis, as of June 30, 2006 as set forth in Schedule 1.1.24 hereto;

          1.1.25. "Wallace Mountain Assets" means all the property and assets of the Wallace Mountain Business of every kind and description wheresoever situated including, without limitation, Wallace Mountain Equipment, Wallace Mountain Inventory, Wallace Mountain Material Contracts, Wallace Mountain Accounts Receivable, Wallace Mountain Cash, Wallace Mountain Intangible Assets and Wallace Mountain Goodwill, and all credit cards, charge cards and banking cards issued to Wallace Mountain;

          1.1.26. "Wallace Mountain Bank Accounts" means all of the bank accounts, lock boxes and safety deposit boxes of Wallace Mountain or relating to the Wallace Mountain Business as set forth in
               Schedule 1.1.26 hereto;

          1.1.27. "Wallace Mountain Business" means all aspects of any business conducted by Wallace Mountain ;

          1.1.28. "Wallace Mountain Cash" means all cash on hand or on deposit to the credit of Wallace Mountain on the Closing Date;

          1.1.29. "Wallace Mountain Common Shares" means the shares of common stock in the capital of Wallace Mountain;

          1.1.30. "Wallace Mountain Debt to Related Parties" means the debts owed by Wallace Mountain to any affiliate, director or officer of Wallace Mountain as described in Schedule 1.1.30 hereto;

          1.1.31. "Wallace Mountain Equipment" means all machinery, equipment, furniture, and furnishings used in the Wallace Mountain Business, including, without limitation, the items more particularly described in Schedule 1.1.31 hereto;

          1.1.32. "Wallace Mountain Financial Statements" means, collectively, the audited financial statements of Wallace Mountain for the two fiscal years ended March 30, 2006, together with the reviewed financial statements for the six month period ended June 30, 2006, true copies of which are attached as Schedule 1.1.32 hereto;

          1.1.33. "Wallace Mountain Goodwill" means the goodwill of the Wallace Mountain Business including the right to all corporate, operating and trade names associated with the Wallace Mountain Business, or any variations of such names as part of or in connection with the Wallace Mountain Business, all books and records and other information relating to the Wallace Mountain Business, all necessary licenses and authorizations and any other rights used in connection with the Wallace Mountain Business;

          1.1.34. "Wallace Mountain Insurance Policies" means the public liability insurance and insurance against loss or damage to the Wallace Mountain Assets and the Wallace Mountain Business as described in Schedule 1.1.34 hereto;

          1.1.35.  "Wallace  Mountain   Intangible  Assets"  means  all  of  the
               intangible assets of Wallace Mountain , including, without limitation, Wallace Mountain Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of Wallace Mountain;

          1.1.36. "Wallace Mountain Inventory" means all inventory and supplies of the Wallace Mountain Business as of June 30, 2006, as set forth in Schedule 1.1.36 hereto;

          1.1.37. "Wallace Mountain Material Contracts" means the burden and benefit of and the right, title and interest of Wallace Mountain in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which Wallace Mountain is entitled whereunder Wallace Mountain is obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice, and including, without limitation, those contracts listed in Schedule 1.1.37 hereto;

          1.1.38. "Wallace Mountain Related Party Debt" means the debts owed by the Wallace Mountain Signatory Shareholder or by any family member thereof to Wallace Mountain, as described in Schedule 1.1.38;

          1.1.39. "Other Terms" Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

     1.2. Captions and Section Numbers: The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

     1.3. Section References and Schedules Any reference to a particular "Article", "section", "paragraph", "clause" or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement. The Schedules to this Agreement are as follows:

          1.3.1. Information concerning Wallace Mountain

         Schedule 1.1.23     Wallace Mountain Accounts Payable and Liabilities
         Schedule 1.1.24     Wallace Mountain Accounts Receivable
         Schedule 1.1.26     Wallace Mountain Bank Accounts
         Schedule 1.1.30     Wallace Mountain Debt to Related Parties
         Schedule 1.1.31     Wallace Mountain Equipment
         Schedule 1.1.32     Wallace Mountain Financial Statements
         Schedule 1.1.34     Wallace Mountain Insurance Policies
         Schedule 1.1.36     Wallace Mountain Inventory
         Schedule 1.1.37     Wallace Mountain Material Contracts
         Schedule 1.1.38     Wallace Mountain Related Party Debt

          1.3.2. Information concerning Nanchang Best


         Schedule 1.1.6      Nanchang Best Accounts Payable and Liabilities
         Schedule 1.1.7      Nanchang Best Accounts Receivable
         Schedule 1.1.9      Nanchang Best Bank Accounts
         Schedule 1.1.12     Nanchang Best Debt to Related Parties
         Schedule 1.1.13     Nanchang Best Equipment
         Schedule 1.1.14     Nanchang Best Financial Statements
         Schedule 1.1.16     Nanchang Best Insurance Policies
         Schedule 1.1.18     Nanchang Best Inventory
         Schedule 1.1.19     Nanchang Best Material Contracts
         Schedule 1.1.20     Nanchang Best Related Party Debt

     1.4. Severability of Clauses If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

ARTICLE 2. THE ACQUISITION

     2.1. Sales of Shares Each of the Nanchang Best Shareholders hereby agrees to sell to Wallace Mountain the Nanchang Best Shares owned by such Shareholder in exchange for the applicable Acquisition Shares on the Closing Date and to transfer to Wallace Mountain on the Closing Date a 100% undivided interest in and to such Nanchang Best Shares free from all liens, mortgages, charges, pledges, encumbrances or other burdens with all rights now or thereafter attached thereto.

     2.2. Allocation of Consideration The Acquisition Shares shall be allocated to the Nanchang Best Shareholders, as set forth on Schedule 2.2 attached hereto and made a part hereof.

     2.3. Adherence with Applicable Securities Laws: The Nanchang Best Shareholders agree that they are acquiring the Acquisition Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Acquisition Shares issued to them (other than pursuant to an effective Registration Statement under the Securities Act of 1933, as amended) directly or indirectly unless:

          2.3.1. the sale is to Wallace Mountain;

          2.3.2. the sale is made pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144 thereunder; or

          2.3.3. the Acquisition Shares are sold in a transaction that does not require registration under the Securities Act of 1933, as amended, or any applicable United States state laws and regulations governing the offer and sale of securities, and the vendor has furnished to Wallace Mountain an opinion of counsel to that effect or such other written opinion as may be reasonably required by Wallace Mountain.

     2.4. Legend:   The  Nanchang  Best   Shareholders   acknowledge   that  the
          certificates representing the Acquisition Shares shall bear the following legend:

               "THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT."

     2.5. Securities Law Related Representations, Warranties and Acknowledgements: The Nanchang Best Shareholders, jointly and severally, further represent, warrant and acknowledge to Wallace Mountain and the Wallace Mountain Signatory Shareholder that:

          2.5.1. The Nanchang Best Shareholders are located outside the United States;

          2.5.2.  The  Nanchang   Best   Shareholders   are  not  aware  of  any
               advertisement of any of the shares be issued hereunder;

          2.5.3. The Nanchang Best Shareholders will not acquire the shares as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of the shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the shares; provided, however, that the Nanchang Best Shareholders may sell or otherwise dispose of the shares pursuant to registration of the shares pursuant to the 1933 Act and any applicable state and provincial securities laws or under an exemption from such registration requirements and as otherwise provided herein;

          2.5.4. The Nanchang Best Shareholders agree that the Company will refuse to register any transfer of the shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act and in accordance with applicable state and provincial securities laws; and

          2.5.5. The Nanchang Best Shareholders understand and agree that offers and sales of any of the shares, prior to the expiration of a period of one year after the date of transfer of the shares (the "Distribution Compliance Period"), shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom and in each case only in accordance with all applicable securities laws;

          2.5.6. The Nanchang Best Shareholders understand and agree not to engage in any hedging transactions involving the Acquisition Shares prior to the end of the Distribution Compliance Period unless such transactions are in compliance with the provisions of the 1933 Act;

          2.5.7. The Nanchang Best Shareholders hereby acknowledge and agree to Wallace Mountain making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described herein.

     ARTICLE 3.  REPRESENTATIONS  AND  WARRANTIES  OF WALLACE  MOUNTAIN  AND THE
          WALLACE  MOUNTAIN  SIGNATORY  SHAREHOLDER:  Wallace  Mountain  and the
          Wallace Mountain Signatory Shareholder each hereby represents and warrants, jointly and severally, to Nanchang Best and the Nanchang Best Shareholders, with the intent that Nanchang Best and the Nanchang Best Shareholders will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

     3.1. Wallace Mountain - Corporate Status and Capacity

          3.1.1. Incorporation. Wallace Mountain is a corporation duly incorporated and validly subsisting under the laws of the State of Nevada, and is in good standing with the office of the Secretary of State for the State of Nevada;

          3.1.2. Carrying on Business. Wallace Mountain conducts the business described in its filings with the Securities and Exchange
               Commission and does not conduct any other business. Wallace Mountain is duly authorized to carry on such business in British Columbia, Canada. The nature of the Wallace Mountain Business does not require Wallace Mountain to register or otherwise be qualified to carry on business in any other jurisdictions;

          3.1.3. Corporate Capacity. Wallace Mountain has the corporate power, capacity and authority to own the Wallace Mountain Assets and to enter into and carry out the terms of this Agreement;

          3.1.4. Reporting Status; Listing. Wallace Mountain is required to file current reports with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Wallace Mountain Common Shares are quoted on the NASD "Bulletin Board", and all reports required to be filed by Wallace Mountain with the Securities and Exchange Commission or NASD have been timely filed;

     3.2. Wallace Mountain - Capitalization

          3.2.1. Authorized Capital. The authorized capital of Wallace Mountain consists of 75,000,000 Wallace Mountain Common Shares, $0.001 par value, of which 4,200,000 Wallace Mountain Common Shares are presently issued and outstanding;

          3.2.2. No Options, Warrants or Other Rights. No person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of Wallace Mountain Common Shares or for the purchase, subscription or issuance of any of the unissued shares in the capital of Wallace Mountain. The warrants to purchase 800,000 Wallace Mountain Common Shares referred to in the Wallace Mountain Financial Statements have either been exercised.

     3.3. Wallace Mountain - Records and Financial Statements

          3.3.1. Charter Documents. The charter documents of Wallace Mountain have not been altered since the date of its incorporation except as filed in the record books of Wallace Mountain;

          3.3.2. Corporate Minute Books. The corporate minute books of Wallace Mountain are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by Wallace Mountain which required director or shareholder approval are reflected in the corporate minute books of Wallace Mountain. Wallace Mountain is not in violation or breach of, or in default with respect to, any term of its Articles of Incorporation (or other charter documents) or by-laws;

          3.3.3. Wallace Mountain Financial Statements. The Wallace Mountain Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Wallace Mountain, as of the respective dates thereof, and the sales and earnings of the Wallace Mountain Business during the periods covered thereby, and have been prepared in conformity with generally accepted accounting principles consistently applied;

          3.3.4. Wallace Mountain Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of Wallace
               Mountain which are not disclosed in Schedule 1.1.32 hereto or reflected in the Wallace Mountain Financial Statements except those incurred in the ordinary course of business since the date of the said schedule and the Wallace Mountain Financial Statements and which in the aggregate do not exceed $1,000, and Wallace Mountain has not guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of Wallace Mountain as of June 30, 2006, are described in Schedule 1.1.32 hereto;

          3.3.5. Wallace Mountain Accounts Receivable. All the Wallace Mountain Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of Wallace Mountain, any claim by the obligor for set-off or counterclaim. Without limiting the generality of the foregoing, all accounts receivable of Wallace Mountain as of June 30, 2006, are described in Schedule 1.1.24 hereto;

          3.3.6. Wallace  Mountain Bank  Accounts.  All of the Wallace  Mountain
               Bank  Accounts,  their  location,   numbers  and  the  authorized
               signatories thereto are as set forth in Schedule 1.1.26 hereto;

          3.3.7. No Debt to Related  Parties.  Except as  disclosed  in Schedule
               1.1.30 hereto, Wallace Mountain is not, and on Closing will not be, indebted to any affiliate, director or officer of Wallace Mountain except accounts payable on account of bona fide business transactions of Wallace Mountain incurred in normal course of the Wallace Mountain Business, including employment agreements, none of which are more than 30 days in arrears;

          3.3.8. No Related Party Debt to Wallace Mountain. No director or officer or affiliate of Wallace Mountain is now indebted to or under any financial obligation to Wallace Mountain on any account whatsoever, except for advances on account of travel and other expenses not exceeding $1,000 in total;

          3.3.9. No Dividends. No dividends or other distributions on any shares in the capital of Wallace Mountain have been made, declared or authorized since the date of the Wallace Mountain Financial Statements;

          3.3.10. No Payments. No payments of any kind have been made or authorized since the date of the Wallace Mountain Financial Statements to or on behalf of officers, directors, shareholders or employees of Wallace Mountain or under any management agreements with Wallace Mountain , except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

          3.3.11. No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting Wallace Mountain;

          3.3.12. No Adverse Events. Since the date of the Wallace Mountain Financial Statements

               3.3.12.i.  there has not been any material  adverse change in the financial position or condition of Wallace Mountain, its liabilities or the Wallace Mountain Assets or any damage, loss or other change in circumstances materially and adversely affecting Wallace Mountain, the Wallace Mountain Business or the Wallace Mountain Assets or Wallace Mountain's right to carry on the Wallace Mountain Business,

               3.3.12.ii.  there has not been any damage,  destruction,  loss or other event (whether or not covered by insurance) materially and adversely affecting Wallace Mountain, the Wallace Mountain Business or the Wallace Mountain Assets,

               3.3.12.iii.  there  has not been  any  material  increase  in the compensation payable or to become payable by Wallace Mountain to any of Wallace Mountain's officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

               3.3.12.iv. the Wallace  Mountain  Business has been and continues to be carried on in the ordinary course,

               3.3.12.v.  Wallace  Mountain  has not waived or  surrendered  any right of material value,

               3.3.12.vi.  Wallace  Mountain has not  discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

               3.3.12.vii.   no  capital   expenditures  in  excess  of  $10,000
                    individually or $30,000 in total have been authorized or made.

     3.4. Wallace Mountain - Income Tax Matters

          3.4.1. Tax Returns. All tax returns and reports of Wallace Mountain required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by Wallace Mountain or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

          3.4.2. Current Taxes. Adequate provisions have been made in the accounts of Wallace Mountain for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by Wallace Mountain. Wallace Mountain is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

     3.5. Wallace Mountain - Applicable Laws and Legal Matters

          3.5.1. Licenses. Wallace Mountain holds all licenses and permits as may be requisite for carrying on the Wallace Mountain Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Wallace Mountain Business;

          3.5.2. Applicable Laws. Wallace Mountain has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which apply to it the violation of which would have a material adverse effect on the Wallace Mountain Business, and to Wallace Mountain' knowledge, Wallace Mountain is not in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in a material adverse impact on the Wallace Mountain Business;

          3.5.3. Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to Wallace Mountain, the Wallace Mountain Business, or any of the Wallace Mountain Assets nor does Wallace Mountain have any knowledge of any act or omission of Wallace Mountain that would form any basis for any such action or proceeding;

          3.5.4. No Bankruptcy. Wallace Mountain has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against Wallace Mountain and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Wallace Mountain;

          3.5.5. Labor Matters. Wallace Mountain is not a party to any collective agreement relating to the Wallace Mountain Business with any labor union or other association of employees and no part of the Wallace Mountain Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of Wallace Mountain, has made any attempt in that regard;

          3.5.6. Environmental Compliance. Wallace Mountain has at all times had and now has all environmental approvals, consents, licenses, permits and orders required to conduct the businesses in which it has been or is now engaged. Wallace Mountain has at all times been and is now in compliance in all material respects with all applicable environmental laws. There are no claims, actions, suits or proceedings pending or, to Wallace Mountain's Knowledge, threatened against or involving Wallace Mountain, or any assets of Wallace Mountain, under any of the environmental laws (whether by reason of any failure to comply with any of the environmental laws or otherwise). No decree, judgment or order of any kind under any of the environmental laws has been entered against Wallace Mountain. There are no facts, conditions or situations, whether now or heretofore existing, that could form the basis for any claim against, or result in any liability of, Wallace Mountain under any of the environmental laws

          3.5.7. Finder's Fees. Wallace Mountain is not a party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

     3.6. Execution and Performance of Agreement

          3.6.1. Authorization and Enforceability. The execution and delivery of this Agreement by Wallace Mountain and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Wallace Mountain;

          3.6.2. No Violation or Breach. The execution and performance of this Agreement by Wallace Mountain will not:

               3.6.2.i.  violate the charter  documents  of Wallace  Mountain or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which Wallace Mountain is a party,

               3.6.2.ii.  give any person any right to  terminate  or cancel any agreement including, without limitation, the Wallace Mountain Material Contracts, or any right or rights enjoyed by Wallace Mountain,

                                 Page 12, of 33

               3.6.2.iii.  result  in  any  alteration  of  Wallace   Mountain's
                    obligations under any agreement to which Wallace Mountain is a party including, without limitation, the Wallace Mountain Material Contracts,

               3.6.2.iv.  result  in the  creation  or  imposition  of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Wallace Mountain Assets,

               3.6.2.v. result in the imposition of any tax liability to Wallace
                    Mountain relating to the Wallace Mountain Assets, or

               3.6.2.vi.  violate  any court  order or  decree to which  Wallace
                    Mountain is subject;

     3.7. The Wallace Mountain Assets - Ownership and Condition

          3.7.1. Business Assets. The Wallace Mountain Assets comprise all of the property and assets of the Wallace Mountain Business, and no other person, firm or corporation owns any assets used by Wallace Mountain in operating the Wallace Mountain Business, whether under a lease, rental agreement or other arrangement, other than as disclosed in Schedules 1.1.31 or 1.1.37 hereto;

          3.7.2. Title. Wallace Mountain is the legal and beneficial owner of the Wallace Mountain Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed in Schedules 1.1.31 or 1.1.37 hereto;

          3.7.3. No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Wallace Mountain Assets;

          3.7.4. Wallace Mountain Insurance Policies. Wallace Mountain maintains the public liability insurance and insurance against loss or damage to the Wallace Mountain Assets and the Wallace Mountain Business as described in Schedule 1.1.34 hereto;

          3.7.5. Wallace  Mountain  Material  Contracts.  The  Wallace  Mountain
               Material Contracts listed in Schedule 1.1.37 constitute all of the material contracts of Wallace Mountain;

          3.7.6. No Default. There has not been any default in any material obligation of Wallace Mountain to be performed under any of the Wallace Mountain Material Contracts, each of which is in good standing and in full force and effect and unamended (except as disclosed in Schedule 1.1.37 hereto), and Wallace Mountain is not aware of any default in the obligations of any other party to any of the Wallace Mountain Material Contracts;

          3.7.7. No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of Wallace Mountain. Wallace Mountain is not obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

     3.8. Wallace Mountain Assets - Wallace Mountain Equipment The Wallace Mountain Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

     3.9. Wallace Mountain Assets - Wallace Mountain Goodwill and Other Assets Wallace Mountain does not carry on the Wallace Mountain Business under any other business or trade names. Wallace Mountain does not have any knowledge of any infringement by Wallace Mountain of any patent, trademarks, copyright or trade secret;

     3.10. The Wallace Mountain Business:

          3.10.1. Maintenance of Business: Since the date of the Wallace Mountain Financial Statements, Wallace Mountain has not entered into any material agreement or commitment except as disclosed herein;

          3.10.2. Subsidiaries. Wallace Mountain does not have any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, limited liability company, joint venture or firm; and

          3.10.3. Wallace Mountain - Acquisition Shares The Acquisition Shares when delivered to the Nanchang Best Shareholders pursuant to the Acquisition shall be validly issued and outstanding as fully paid and non-assessable shares and the Acquisition Shares shall be transferable upon the books of Wallace Mountain, in all cases subject to the provisions and restrictions of all applicable securities laws.

     3.11. Non-Merger and Survival: The representations and warranties of Wallace Mountain and the Wallace Mountain Signatory Shareholder contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Nanchang Best or the Nanchang Best Shareholders, the representations and warranties of Wallace Mountain and the Wallace Mountain Signatory Shareholder shall survive the Closing.

     3.12. Indemnity: Wallace Mountain and the Wallace Mountain Signatory Shareholder each agrees to indemnify and save harmless Nanchang Best and the Nanchang Best Shareholders from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of Wallace Mountain to defend any such claim), resulting from the breach by Wallace Mountain or the Wallace Mountain Signatory Shareholder of any representation or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Wallace Mountain or the Wallace Mountain Signatory Shareholder to Nanchang Best or the Nanchang Best Shareholders hereunder

ARTICLE 4. COVENANTS OF WALLACE MOUNTAIN AND THE WALLACE MOUNTAIN SIGNATORY SHAREHOLDER

     4.1. Covenants:   Wallace  Mountain  and  the  Wallace  Mountain  Signatory
          Shareholder covenant and agree with Nanchang Best and the Nanchang Best Shareholders that they will:

          4.1.1. Conduct of Business. Until the Closing, conduct the Wallace Mountain Business diligently and in the ordinary course consistent with the manner in which the Wallace Mountain Business generally has been operated up to the date of execution of this Agreement;

                                 Page 14, of 33

          4.1.2. Preservation of Business. Until the Closing, use their best efforts to preserve the Wallace Mountain Business and the Wallace Mountain Assets and, without limitation, preserve for Nanchang Best Wallace Mountain's relationships with any third party having business relations with Wallace Mountain;

          4.1.3. Access. Until the Closing, give Nanchang Best, the Nanchang Best Shareholders, and their representatives full access to all of the properties, books, contracts, commitments and records of Wallace Mountain, and furnish to Nanchang Best, the Nanchang Best Shareholders and their representatives all such information as they may reasonably request;

          4.1.4. Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Acquisition and to preserve and maintain the Wallace Mountain Assets notwithstanding the change in control of Wallace Mountain arising from the Acquisition;

          4.1.5. Stock Dividend. Within ten (10) days from the Closing Date, Wallace Mountain shall effectuate a three-for-one forward split of the Wallace Mountain Common Shares by way of stock dividend;

          4.1.6. Name Change. Forthwith after the Closing, take such steps are required to change the name of Wallace Mountain to AgFeed Industries, Inc. or such similar name as may be acceptable to the board of directors of Nanchang Best;

          4.1.7. Sale of Business. Within thirty (30) days from the Closing Date, Wallace Mountain shall sell its business operations, as they exist immediately prior to the Closing, to Robert Gelfand. In consideration of the sale, Mr. Gelfand shall forgive all debt, if any, owed to him by Wallace Mountain. Other than indebtedness of Nanchang Best, Wallace Mountain shall have no indebtedness or other liability of any kind or nature after the sale of the business to Mr. Gelfand, save and except for liabilities incurred in connection with the Acquisition; and

          4.1.8. Return of Shares. Concurrently with the Closing, Robert Gelfand shall return to Wallace Mountain, without further consideration, 2,600,000 Wallace Mountain Common Shares which he owns.

     4.2. Authorization: Wallace Mountain hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Wallace Mountain to release any and all information in their possession respecting Wallace Mountain to the Nanchang Best Shareholders. Wallace Mountain shall promptly execute and deliver to the Nanchang Best Shareholders any and all consents to the release of information and specific authorizations which the Nanchang Best Shareholders reasonably requires to gain access to any and all such information.

     4.3. Survival: The covenants set forth in this Article shall survive the Closing for the benefit of Nanchang Best and the Nanchang Best Shareholders.

ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF THE NANCHANG BEST SHAREHOLDERS: The Nanchang Best Shareholders hereby jointly and severally represent and warrant to Wallace Mountain and to the Wallace Mountain Signatory Shareholder, with the intent that they will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

     5.1. Nanchang Best - Company Status and Capacity

          5.1.1. Formation. Nanchang Best is a company duly formed and validly subsisting under the laws of the People's Republic of China;

          5.1.2. Carrying on Business. Nanchang Best carries on the Nanchang Best Business primarily in the People's Republic of China and does not carry on any material business activity in any other jurisdiction. Nanchang Best is duly authorized to carry on the Nanchang Best Business in the People's Republic of China. The nature of the Nanchang Best Business does not require Nanchang Best to register or otherwise be qualified to carry on business in any other jurisdiction;

          5.1.3. Legal Capacity. Nanchang Best has the legal power, capacity and authority to own Nanchang Best Assets, to carry on the Business of Nanchang Best and to enter into and complete this Agreement;

     5.2. Nanchang Best - Capitalization

          5.2.1. Authorized Capital. The authorized capital of Nanchang Best is as stated in its formation documents;

          5.2.2. Ownership of Nanchang Best Shares. The registered, issued and outstanding share capital of Nanchang Best will on Closing consist of 6,756,800 capital shares (being the Nanchang Best Shares), which shares on Closing shall be validly issued and outstanding as fully paid and non-assessable shares. The Nanchang Best Shareholders will be at Closing the registered and beneficial owners of the 6,756,800 Nanchang Best Shares. The Nanchang Best Shares owned by the Nanchang Best Shareholders will on Closing be free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever other than restrictions on transfer imposed pursuant to the 1933 Act;

          5.2.3. No Option, Warrant or Other Right. No person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of Nanchang Best Shares held by the Nanchang Best Shareholders or for the purchase, subscription or issuance of any of the unissued shares in the capital of Nanchang Best;

          5.2.4. No Restrictions. There are no restrictions on the transfer, sale or other disposition of Nanchang Best Shares contained in the charter documents of Nanchang Best or under any agreement;

     5.3. Nanchang Best - Records and Financial Statements

          5.3.1. Charter Documents. The charter documents of Nanchang Best have not been altered since its formation date, except as filed in the record books of Nanchang Best;

          5.3.2. Minute Books. The minute books of Nanchang Best are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by Nanchang Best which required director or shareholder approval are reflected in the corporate minute books of Nanchang Best. Nanchang Best is not in violation or breach of, or in default with respect to, any term of its Certificate of Incorporation (or other charter documents) or by-laws.

          5.3.3. Nanchang Best Financial Statements. The Nanchang Best Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Nanchang Best as of the date thereof, and the sales and earnings of the Nanchang Best Business during the periods covered thereby, and have been prepared in conformity with generally accepted accounting principles consistently applied;

          5.3.4. Nanchang Best Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of Nanchang Best which are not disclosed in Schedule 1.1.6 hereto or reflected in the Nanchang Best Financial Statements except those incurred in the ordinary course of business since the date of the said schedule and the Nanchang Best Financial Statements, and Nanchang Best has not guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of Nanchang Best as of June 30, 2006 are described in Schedule 1.1.6 hereto;

          5.3.5. Nanchang Best Accounts Receivable. All the Nanchang Best Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of the Nanchang Best Shareholders, any claim by the obligor for set-off or counterclaim. Without limiting the generality of the foregoing, all accounts receivable of Nanchang Best as of June 30, 2006, are described in Schedule 1.1.7 hereto;

          5.3.6. Nanchang Best Bank Accounts. All of the Nanchang Best Bank Accounts, their location, numbers and the authorized signatories thereto are as set forth in Schedule 1.1.9 hereto;

          5.3.7. No Debt to Related  Parties.  Except as  disclosed  in Schedule
               1.1.12 hereto, Nanchang Best is not and on Closing will not be, indebted to the Nanchang Best Shareholders nor to any family member thereof, nor to any affiliate, director or officer of Nanchang Best or the Nanchang Best Shareholders except accounts payable on account of bona fide business transactions of Nanchang Best incurred in the normal course of Nanchang Best Business, including employment agreements with the Nanchang Best Shareholders, none of which are more than 30 days in arrears;

          5.3.8. No Related Party Debt to Nanchang Best.  Except as set forth on
               Schedule 1.1.20 hereto, no Nanchang Best Shareholder nor any director, officer or affiliate of Nanchang Best is now indebted to or under any financial obligation to Nanchang Best on any account whatsoever, except for advances on account of travel and other expenses not exceeding $5,000 in total;

          5.3.9. No Dividends. No dividends or other distributions on any shares in the capital of Nanchang Best have been made, declared or authorized since the date of the Nanchang Best Financial Statements;

          5.3.10. No Payments. No payments of any kind have been made or authorized since the date of the Nanchang Best Financial Statements to or on behalf of the Nanchang Best Shareholders or to or on behalf of officers, directors, shareholders or employees of Nanchang Best or under any management agreements with Nanchang Best, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

          5.3.11. No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting Nanchang Best, except as set forth in the Nanchang Best Financial Statements;

          5.3.12. No Adverse Events. Since the date of the Nanchang Best Financial Statements:

               5.3.12.i.  there has not been any material  adverse change in the financial position or condition of Nanchang Best, its liabilities or the Nanchang Best Assets or any damage, loss or other change in circumstances materially and adversely affecting Nanchang Best, the Nanchang Best Business or the Nanchang Best Assets or Nanchang Best's right to carry on the Nanchang Best Business, other than changes in the ordinary course of business,

               5.3.12.ii.  there has not been any damage,  destruction,  loss or other event (whether or not covered by insurance) materially and adversely affecting Nanchang Best, the Nanchang Best Business or the Nanchang Best Assets,

               5.3.12.iii.  there  has not been  any  material  increase  in the compensation payable or to become payable by Nanchang Best to the Nanchang Best Shareholders or to any of Nanchang Best's officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

               5.3.12.iv.  the Nanchang  Best Business has been and continues to be carried on in the ordinary course,

               5.3.12.v.  Nanchang Best has not waived or surrendered  any right of material value,

               5.3.12.vi.  Nanchang Best has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

               5.3.12.vii.   no  capital   expenditures  in  excess  of  $10,000
                    individually or $30,000 in total have been authorized or made;

     5.4. Nanchang Best - Income Tax Matters

          5.4.1. Tax Returns. All tax returns and reports of Nanchang Best required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by Nanchang Best or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

          5.4.2. Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by Nanchang Best. Nanchang Best is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

     5.5. Nanchang Best - Applicable Laws and Legal Matters

          5.5.1. Licenses. Nanchang Best holds all licenses and permits as may be requisite for carrying on the Nanchang Best Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Nanchang Best Business;

          5.5.2. Applicable Laws. Nanchang Best has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which applies to it the violation of which would have a material adverse effect on the Nanchang Best Business, and, to the knowledge of the Nanchang Best Shareholders, Nanchang Best is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees the contravention of which would result in a material adverse effect on the Nanchang Best Business;

          5.5.3. Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to Nanchang Best, the Nanchang Best Business, or any of the Nanchang Best Assets, nor do the Nanchang Best Shareholders have any knowledge of any act or omission of Nanchang Best that would form any basis for any such action or proceeding;

          5.5.4. No Bankruptcy. Nanchang Best has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against Nanchang Best and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Nanchang Best;

          5.5.5. Labor Matters. Nanchang Best is not party to any collective agreement relating to the Nanchang Best Business with any labor union or other association of employees and no part of the Nanchang Best Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of the Nanchang Best Shareholders, has made any attempt in that regard;

          5.5.6. Environmental Compliance. Nanchang Best has at all times had and now has all environmental approvals, consents, licenses, permits and orders required to conduct the businesses in which it has been or is now engaged. Nanchang Best has at all times been and is now in compliance in all material respects with all applicable environmental laws. There are no claims, actions, suits or proceedings pending or, to Nanchang Best's Knowledge, threatened against or involving Nanchang Best, or any assets of Nanchang Best, under any of the environmental laws (whether by reason of any failure to comply with any of the environmental laws or otherwise). No decree, judgment or order of any kind under any of the environmental laws has been entered against Nanchang Best. There are no facts, conditions or situations, whether now or heretofore existing, that could form the basis for any claim against, or result in any liability of, Nanchang Best under any of the environmental laws;

          5.5.7. Finder's Fees. Nanchang Best is not a party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

     5.6. Execution and Performance of Agreement

          5.6.1. Authorization and Enforceability. The execution and delivery of this Agreement, by Nanchang Best and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Nanchang Best;

          5.6.2. No Violation or Breach. The execution and performance of this Agreement will not:

               5.6.2.i. violate the charter documents of Nanchang Best or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which Nanchang Best is a party,

               5.6.2.ii.  give any person any right to  terminate  or cancel any agreement including, without limitation, Nanchang Best Material Contracts, or any right or rights enjoyed by Nanchang Best,

               5.6.2.iii.   result  in  any   alteration   of  Nanchang   Best's
                    obligations under any agreement to which Nanchang Best is a party including, without limitation, the Nanchang Best Material Contracts,

               5.6.2.iv.  result  in the  creation  or  imposition  of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Nanchang Best Assets,

               5.6.2.v.  result  in the  imposition  of  any  tax  liability  to
                    Nanchang Best relating to Nanchang Best Assets or the Nanchang Best Shares, or

               5.6.2.vi.  violate  any court  order or decree to which  Nanchang
                    Best is subject;

     5.7. Nanchang Best Assets - Ownership and Condition

          5.7.1. Business Assets. The Nanchang Best Assets, comprise all of the property and assets of the Nanchang Best Business, and neither the Nanchang Best Shareholders nor any other person, firm or corporation owns any assets used by Nanchang Best in operating the Nanchang Best Business, whether under a lease, rental agreement or other arrangement, other than as disclosed in Schedules 1.1.13 or 1.1.19 hereto;

          5.7.2. Title. Nanchang Best is the legal and beneficial owner of the Nanchang Best Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed in Schedules
               1.1.13 or 1.1.19 hereto;

          5.7.3. No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Nanchang Best Assets;

          5.7.4. Nanchang Best Insurance Policies. Nanchang Best maintains the public liability insurance and insurance against loss or damage to the Nanchang Best Assets and the Nanchang Best Business as described in Schedule 1.1.16 hereto;

          5.7.5. Nanchang Best Material Contracts. The Nanchang Best Material Contracts listed in Schedule 1.1.19 constitute all of the material contracts of Nanchang Best;

          5.7.6. No Default. There has not been any default in any material obligation of Nanchang Best to be performed under any of Nanchang Best Material Contracts, each of which is in good standing and in full force and effect and unamended (except as disclosed in Schedule 1.1.19), and Nanchang Best is not aware of any default in the obligations of any other party to any of the Nanchang Best Material Contracts;

          5.7.7. No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of Nanchang Best. Nanchang Best is not obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

     5.8. Nanchang Best Assets - Nanchang Best Equipment: The Nanchang Best Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

     5.9. Nanchang  Best  Assets -  Nanchang  Best  Goodwill  and Other  Assets:
          Nanchang Best carries on the Nanchang Best Business only under the name "Nanchang Best Animal Husbandry Co., Ltd." and variations thereof and under no other business or trade names. The Nanchang Best Shareholders do not have any knowledge of any infringement by Nanchang Best of any patent, trademark, copyright or trade secret;

     5.10. The Business of Nanchang Best:

          5.10.1. Maintenance of Business. Since the date of the Nanchang Best Financial Statements, the Nanchang Best Business has been carried on in the ordinary course and Nanchang Best has not entered into any material agreement or commitment except in the ordinary course; and

          5.10.2. Subsidiaries. Nanchang Best does not have any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, limited liability company, joint venture or firm.

ARTICLE 6. NON-MERGER AND SURVIVAL: The representations and warranties of the Nanchang Best Shareholders contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Wallace Mountain, the representations and warranties of the Nanchang Best Shareholders shall survive the Closing.

ARTICLE 7. INDEMNITY: The Nanchang Best Shareholders agree to indemnify and save harmless Wallace Mountain from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of the Nanchang Best Shareholders to defend any such claim), resulting from the breach by any of them of any representation or warranty of such party made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Nanchang Best or the Nanchang Best Shareholders to Wallace Mountain hereunder.

ARTICLE 8. COVENANTS OF NANCHANG BEST AND THE NANCHANG BEST SHAREHOLDERS

     8.1. Covenants: Nanchang Best and the Nanchang Best Shareholders covenant and agree with Wallace Mountain and the Wallace Mountain Signatory Shareholder that they will:

          8.1.1. Conduct of Business. Until the Closing, conduct the Nanchang Best Business diligently and in the ordinary course consistent with the manner in which the Nanchang Best Business generally has been operated up to the date of execution of this Agreement;

          8.1.2. Preservation of Business. Until the Closing, use their best efforts to preserve the Nanchang Best Business and the Nanchang Best Assets and, without limitation, preserve for Wallace
               Mountain Nanchang Best's relationships with their suppliers, customers and others having business relations with them;

          8.1.3. Access. Until the Closing, give Wallace Mountain and its representatives full access to all of the properties, books, contracts, commitments and records of Nanchang Best relating to Nanchang Best, the Nanchang Best Business and the Nanchang Best Assets, and furnish to Wallace Mountain and its representatives all such information as they may reasonably request;

          8.1.4. Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Acquisition and to preserve and maintain the Nanchang Best Assets, including the Nanchang Best Material Contracts, notwithstanding the change in control of Nanchang Best arising from the Acquisition;

          8.1.5. Reporting and Internal Controls. From and after the Closing, the Nanchang Best Shareholders shall forthwith take all required actions to implement internal controls on the business of Nanchang Best to ensure that Nanchang Best and Wallace Mountain comply with Section 13(b)(2) of the Exchange Act;

          8.1.6. Stock Dividend. Within ten (10) days from the Closing Date, Nanchang Best and the Nanchang Best Shareholders shall cause Wallace Mountain to effectuate a three-for-one forward split of the Wallace Mountain Common Shares by way of stock dividend;

          8.1.7. Name Change. Forthwith after the Closing, Nanchang Best and the Nanchang Best Shareholders shall take such steps are required to change the name of Wallace Mountain to "AgFeed Industries, Inc." or such similar name as may be acceptable to the board of directors of Wallace Mountain;

          8.1.8. Sale of Business. Within thirty (30) days from the Closing Date, Wallace Mountain shall sell its business operations, as they exist immediately prior to the Closing, to Robert Gelfand. In consideration of the sale, Mr. Gelfand shall forgive all debt, if any, owed to him by Wallace Mountain, and shall agree to assume, pay and discharge all liabilities resulting from such business operations;

          8.1.9. No Reverse Stock Splits. For a period of twelve (12) months following the Closing, take any action to cause or result in any way in a reverse stock split of the capital stock of Wallace Mountain; and

          8.1.10. Exchange Act Reports. From and after the Closing Date, take all such steps as are necessary to discharge all reporting obligations imposed upon them by the Exchange Act.

     8.2. Authorization: Nanchang Best hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Nanchang Best to release any and all information in their possession respecting Nanchang Best to Wallace Mountain. Nanchang Best shall promptly execute and deliver to Wallace Mountain any and all consents to the release of information and specific authorizations which Wallace Mountain reasonably require to gain access to any and all such information. Nanchang Best Shareholders hereby authorize Xiong Junhong to execute all certificates or other representations required to complete the transactions contemplated by this Agreement.

     8.3. Survival: The covenants set forth in this Article shall survive the Closing for the benefit of Wallace Mountain and the Wallace Mountain Signatory Shareholder.

ARTICLE 9. CONDITIONS PRECEDENT IN FAVOR OF WALLACE MOUNTAIN AND THE WALLACE MOUNTAIN SIGNATORY SHAREHOLDER

     9.1. Conditions Precedent to Closing: The obligations of Wallace Mountain and the Wallace Mountain Signatory Shareholder to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

          9.1.1. all documents or copies of documents required to be executed and delivered to Wallace Mountain hereunder will have been so executed and delivered;

          9.1.2. all of the terms, covenants and conditions of this Agreement to be complied with or performed by Nanchang Best or the Nanchang Best Shareholders at or prior to the Closing will have been complied with or performed;

          9.1.3. title to the Nanchang Best Shares held by the Nanchang Best Shareholders and to the Nanchang Best Assets will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed herein, and the Nanchang Best Shares shall be duly transferred to Wallace Mountain;

          9.1.4. Wallace Mountain and the Wallace Mountain Signatory Shareholder shall have received an opinion of counsel of Nanchang Best addressed to it in substantially the form of Schedule 9.1.4 hereto;

          9.1.5. contemporaneously with the closing under this Agreement, Wallace Mountain, the shareholders of Shanghai Best Animal Husbandry Co., Ltd. and Shanghai Best Animal Husbandry Co., Ltd. shall have effected a closing under a share purchase agreement pursuant to which Shanghai Best Animal Husbandry Co., Ltd. shall have become a wholly owned subsidiary of Wallace Mountain;

          9.1.6. subject to ARTICLE 14 hereof, there will not have occurred

               9.1.6.i. any material adverse change in the financial position or condition of Nanchang Best, its liabilities or the Nanchang Best Assets or any damage, loss or other change in circumstances materially and adversely affecting Nanchang Best, the Nanchang Best Business or the Nanchang Best Assets or Nanchang Best's right to carry on the Nanchang Best Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

               9.1.6.ii. any damage, destruction, loss or other event, including changes to any laws or statutes applicable to Nanchang Best or the Nanchang Best Business (whether or not covered by insurance) materially and adversely affecting Nanchang Best, the Nanchang Best Business or the Nanchang Best Assets; and

               9.1.6.iii. the transactions  contemplated  hereby shall have been approved by all regulatory authorities having jurisdiction over the subject matter hereof, if any.

     9.2. Waiver by Wallace Mountain: The conditions precedent set out in the preceding section are inserted for the exclusive benefit of Wallace Mountain and the Wallace Mountain Signatory Shareholder and any such condition may be waived in whole or in part by Wallace Mountain and the Wallace Mountain Signatory Shareholder at or prior to the Closing by delivering to Nanchang Best a written waiver to that effect signed by Wallace Mountain and the Wallace Mountain Signatory Shareholder. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, Wallace Mountain and the Wallace Mountain Signatory Shareholder shall be released from all obligations under this Agreement.

ARTICLE 10. CONDITIONS PRECEDENT IN FAVOR OF NANCHANG BEST AND THE NANCHANG BEST
            SHAREHOLDERS:

     10.1. Conditions Precedent to Closing: The obligations of Nanchang Best and the Nanchang Best Shareholders to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

          10.1.1. all documents or copies of documents required to be executed and delivered to Nanchang Best hereunder will have been so executed and delivered;

          10.1.2. all of the terms, covenants and conditions of this Agreement to be complied with or performed by Wallace Mountain and the Wallace Mountain Signatory Shareholder at or prior to the Closing will have been complied with or performed;

          10.1.3. Wallace Mountain will have delivered the Acquisition Shares to be issued pursuant to the terms of the Acquisition to Nanchang Best at the Closing and the Acquisition Shares will be registered on the books of Wallace Mountain in the names of the holders of Nanchang Best Shares at the time of Closing;

          10.1.4. title to the Acquisition  Shares will be free and clear of all
               mortgages,   liens,   charges,   pledges,   security   interests,
               encumbrances or other claims whatsoever;

          10.1.5. the Nanchang Best Shareholders shall have received an opinion of counsel of Wallace Mountain addressed to them in substantially the form of Schedule 10.1.5 hereto;

          10.1.6. contemporaneously with the closing under this Agreement, Wallace Mountain, the shareholders of Shanghai Best Animal Husbandry Co., Ltd. and Shanghai Best Animal Husbandry Co., Ltd. shall have effected a closing under a share purchase agreement pursuant to which Shanghai Best Animal Husbandry Co., Ltd. shall have become a wholly owned subsidiary of Wallace Mountain;

          10.1.7. subject to ARTICLE 14 hereof, there will not have occurred

               10.1.7.i. any material  adverse change in the financial  position or condition of Wallace Mountain, its liabilities or the Wallace Mountain Assets or any damage, loss or other change in circumstances materially and adversely affecting Wallace Mountain, the Wallace Mountain Business or the Wallace Mountain Assets or Wallace Mountain's right to carry on the Wallace Mountain Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

               10.1.7.ii.  any  damage,   destruction,   loss  or  other  event,
                    including changes to any laws or statutes applicable to Wallace Mountain or the Wallace Mountain Business (whether or not covered by insurance) materially and adversely affecting Wallace Mountain, the Wallace Mountain Business or the Wallace Mountain Assets;

               10.1.7.iii. the transactions  contemplated hereby shall have been approved by all regulatory authorities having jurisdiction over the subject matter hereof, if any; and

               10.1.7.iv.  the   satisfaction  of  all  liabilities  of  Wallace
                    Mountain on or prior to the Closing Date, other than those liabilities to be transferred to Mr. Gelfand, save and except for liabilities incurred in connection with the Acquisition.; and

               10.1.7.v. a single designee jointly selected by the Shanghai Best
                    Shareholders and the Nanchang Best Shareholders shall have been elected as a member of the Board of Directors of Wallace Mountain.

     10.2. Waiver by Nanchang Best and the Nanchang Best Shareholders: The conditions precedent set out in the preceding section are inserted for the exclusive benefit of Nanchang Best and the Nanchang Best Shareholders and any such condition may be waived in whole or in part by Nanchang Best or the Nanchang Best Shareholders at or prior to the Closing by delivering to Wallace Mountain and the Wallace Mountain
          Signatory Shareholder a written waiver to that effect signed by Nanchang Best and the Nanchang Best Shareholders. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, Nanchang Best and the Nanchang Best Shareholders shall be released from all obligations under this Agreement.

ARTICLE 11. NATURE OF CONDITIONS PRECEDENT: The conditions precedent set forth in this Agreement are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $1.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions precedent in favor of the other party or parties set forth in this Article.

ARTICLE 12. TERMINATION: Notwithstanding any provision herein to the contrary, if the Closing does not occur on or before December 31, 2006, this Agreement will be at an end and will have no further force or effect, unless otherwise agreed upon by the parties in writing.

ARTICLE 13. CONFIDENTIALITY: Notwithstanding any provision herein to the contrary, the parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated pursuant to the preceding section the parties agree to return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement and shall keep the terms of this Agreement and all information and documents received from Nanchang Best and Wallace Mountain and the contents thereof confidential and not utilize nor reveal or release same, provided, however, that Wallace Mountain will be required to issue a news release regarding the execution and consummation of this Agreement and file a Current Report on Form 8-K with the Securities and Exchange Commission respecting the proposed Acquisition contemplated hereby together with such other documents as are required to maintain the currency of Wallace Mountain's filings with the Securities and Exchange Commission.

ARTICLE 14. RISK

     14.1. Material Change in the Business of Nanchang Best: If any material loss or damage to the Nanchang Best Business occurs prior to Closing and such loss or damage, in Wallace Mountain' reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Wallace Mountain shall, within two (2) days following any such loss or damage, by notice in writing to Nanchang Best, at its option, either:

          14.1.1. terminate this Agreement, in which case no party will be under any further obligation to any other party; or

          14.1.2. elect to complete the Acquisition and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Wallace Mountain' obligations to carry out the transactions contemplated hereby, be vested in Nanchang Best or otherwise adequately secured to the satisfaction of Wallace Mountain on or before the Closing Date.

     14.2. Material Change in the Wallace Mountain Business: If any material loss or damage to the Wallace Mountain Business occurs prior to Closing and such loss or damage, in Nanchang Best's reasonable opinion, cannot be substantially repaired or replaced within sixty
          (60) days, Nanchang Best shall, within two (2) days following any such loss or damage, by notice in writing to Wallace Mountain, at its option, either:

          14.2.1. terminate this Agreement, in which case no party will be under any further obligation to any other party; or

          14.2.2. elect to complete the Acquisition and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Nanchang Best's obligations to carry out the transactions contemplated hereby, be vested in Wallace Mountain or otherwise adequately secured to the satisfaction of Nanchang Best on or before the Closing Date.

ARTICLE 15. CLOSING

     15.1. Closing: The Acquisition and the other transactions contemplated by this Agreement will be closed at the Place of Closing in accordance with the closing procedure set out in this Article.

     15.2. Documents to be Delivered by Nanchang Best: On or before the Closing, Nanchang Best and the Nanchang Best Shareholders will deliver or cause to be delivered to Wallace Mountain and the Wallace Mountain Signatory
          Shareholder:

          15.2.1. the original or certified copies of the charter documents of Nanchang Best and all corporate records documents and instruments of Nanchang Best, the corporate seal of Nanchang Best and all books and accounts of Nanchang Best;

          15.2.2. all reasonable consents or approvals required to be obtained by Nanchang Best for the purposes of completing the Acquisition and preserving and maintaining the interests of Nanchang Best under any and all Nanchang Best Material Contracts and in relation to Nanchang Best Assets;

          15.2.3. certified copies of such resolutions of the shareholders and directors of Nanchang Best as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

          15.2.4. an acknowledgement from Nanchang Best and the Nanchang Best Shareholders of the satisfaction of the conditions precedent set forth in section 7.3 hereof;

          15.2.5. the certificates or other evidence of ownership of the Nanchang Best Shares, together with such other documents or instruments required to effect transfer of ownership of the Nanchang Best Shares to Wallace Mountain; and

          15.2.6. such other documents as Wallace Mountain may reasonably require to give effect to the terms and intention of this Agreement.

     15.3. Documents  to be  Delivered  by  Wallace  Mountain  and  the  Wallace
          Mountain Signatory Shareholder: On or before the Closing, Wallace Mountain and the Wallace Mountain Signatory Shareholder shall deliver or cause to be delivered to Nanchang Best and the Nanchang Best
          Shareholders:

          15.3.1. share certificates representing the Acquisition Shares duly registered in the names of the holders of shares of Nanchang Best Common Stock;

          15.3.2. certified copies of such resolutions of the directors of Wallace Mountain as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

          15.3.3. a certified copy of a resolution of the directors of Wallace Mountain dated as of the Closing Date appointing the nominees of Nanchang Best as officers of Nanchang Best and appointing the nominee of the Nanchang Best Shareholders to the board of directors of Wallace Mountain; and

          15.3.4. an acknowledgement from Wallace Mountain of the satisfaction of the conditions precedent set forth in section 7.1 hereof;

          15.3.5. such other documents as Nanchang Best may reasonably require to give effect to the terms and intention of this Agreement.

ARTICLE 16. POST-CLOSING MATTERS: Forthwith after the Closing, Wallace Mountain, the Wallace Mountain Signatory Shareholder, Nanchang Best and the Nanchang Best Shareholders, as the case may be, agree to use all their best efforts to:

     16.1. issue a news release reporting the Closing;

     16.2. file a Form 8-K with the Securities and Exchange Commission disclosing the terms of this Agreement within 4 business days of the Closing which includes full Form 10 disclosure and the audited financial statements of Nanchang Best, as well as pro forma financial information of Nanchang Best and Wallace Mountain as required by Item 310 of Regulation SB promulgated by the Securities and Exchange Commission;

     16.3. file reports on Forms 13D and 3 with the Securities and Exchange Commission disclosing the acquisition of the Acquisition Shares by the Nanchang Best Shareholders;

     16.4. within 10 days of the Closing, take such steps are required to change the name of Wallace Mountain to AgFeed Industries, Inc. or such similar name as may be acceptable to the board of directors of Wallace Mountain; and

     16.5. within 10 days of the Closing, take such steps are required to effectuate a three-for-one forward split of the Wallace Mountain Common Shares by way of stock dividend.

ARTICLE 17. GENERAL PROVISIONS

     17.1. Arbitration: The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith. If such good negotiation fails to resolve such dispute, controversy, difference or claim within fifteen (15) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration in the City of New York, New York in accordance with rules of the American Arbitration Association, and each of the parties irrevocably consents to arbitration in the City of New York in accordance with such rules, and the jurisdiction of any state or federal court located in the City of New York to enforce arbitration and any arbitral award.

     17.2. Notice

          17.2.1. Method of Delivery: Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid single certified or registered mail, or telecopier. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by telecopier shall be deemed to have been received on the actual date of delivery.

          17.2.2. Addresses for Service: The address for service of notice of each of the parties hereto is as follows:

               Wallace Mountain or the Wallace Mountain Signatory Shareholder:

                  Wallace Mountain Resources Corp.
                  #29B Ebony Tower, President Park
                  99 Sukhumvit 24 Road
                  Bangkok 10110 Thailand
                  Attn:  Robert Gelfand, President
                  Phone:  +(662) 262-9437
                  Telecopier: (214) 594-6128

                  With a copy to (which shall not be deemed notice):

                       James Parsons
                       Parsons Law Firm
                       2070 Skyline Tower, 10900 NE 4th Street
                       Bellevue, WA 98004
                       Phone: 425-451-8036
                       Telecopier: 425-451-8568

                 Nanchang Best or the Nanchang Best Shareholders:

                  Nanchang Best Animal Husbandry Co., Ltd.
                  1095 Qing Lan Avenue, Economic and Technical Zone Nan Chang City, Jiangxi Province
                  China 330013
                  Attn:  Xiong Junhong, CEO
                  Phone:
                  Telecopier:

                  With a copy to (which shall not be deemed notice):

                  Beckman, Lieberman & Barandes, LLP
                  116 John Street
                  New York, New York 10038
                  Attn:  Robert Barandes, Esq.
                  Phone:  (212) 608-3500
                  Telecopier:  (212) 608-9687

          17.2.3. Change of Address: Any party may, by notice to the other parties change its address for notice to some other address and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.

     17.3. Further Assurances: Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

     17.4. Time of the Essence: Time is expressly declared to be the essence of this Agreement.

     17.5. Entire Agreement: The provisions contained herein constitute the entire agreement among Nanchang Best, the Nanchang Best Shareholders, Wallace Mountain and the Wallace Mountain Signatory Shareholder respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among Nanchang Best, the Nanchang Best Shareholders, Wallace Mountain and the Wallace Mountain Signatory Shareholder with respect to the subject matter hereof.

     17.6. Binding Effect and Benefit: This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

     17.7. Assignment: This Agreement is not assignable without the prior written consent of the parties hereto.

     17.8. Counterparts: This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

     17.9. Applicable Law: This Agreement is subject to the laws of the State of New York.



                  [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

                              WALLACE MOUNTAIN RESOURCES CORP.



                                      By: /s/ Robert Gelfand
                                          -------------------------
                                          Robert Gelfand, President


                                        /s/ Robert Gelfand
                                      ----------------------------------

                                      Robert Gelfand, in his individual capacity


                                      NANCHANG BEST ANIMAL HUSBANDRY CO., LTD.



                                      By: /s/ Li Songyan
                                          ---------------------------------
                                          Li Songyan, Chairman



            SHAREHOLDERS OF NANCHANG BEST ANIMAL HUSBANDRY CO., LTD.

-------------------------------------------- ----------------------- ----------------------------
        Name and Signature                        Number of Shares          Number of Shares
                                                      Nanchang                   Wallace
-------------------------------------------- ----------------------- ----------------------------
/s/
---------------------------------
         Xiong Junhong                                790,000                      628,558
-------------------------------------------- ----------------------- ---------------------------
/s/
---------------------------------
         Zhou Feng                                    790,000                      628,558
-------------------------------------------- ----------------------- ---------------------------
/s/
---------------------------------
         Xiong Zhengru                                790,000                      628,558
-------------------------------------------- ----------------------- ---------------------------
/s/
---------------------------------
         Zheng Yunlin                                 790,000                      628,558
-------------------------------------------- ----------------------- ---------------------------
/s/
---------------------------------
         Li Songyan                                   740,000                      588,776
-------------------------------------------- ----------------------- ---------------------------
/s/
--------------------------------
         Xiong Junqing                                450,000                      358,039
-------------------------------------------- ----------------------- ---------------------------
/s/
--------------------------------
         Zhu Jiang                                    225,000                      179,020
-------------------------------------------- ----------------------- ---------------------------

                                 Page 30 of 33

/s/
--------------------------------
         Xiao Qiusheng                                250,000                      198,911
-------------------------------------------- ----------------------- ---------------------------
/s/
--------------------------------
         Hu Guoliang                                  175,000                      139,238
-------------------------------------------- ----------------------- ---------------------------
Leader Industrial Development Ltd.



By:/s/
   ----------------------------
    Name:
    Title:                                          1,756,800                    1,397,784
-------------------------------------------- ----------------------- ---------------------------
                             TOTAL SHARES
-------------------------------------------- ----------------------- ---------------------------

                                 Page 31 of 33

                                TABLE OF CONTENTS

ARTICLE 1. - DEFINITIONS AND INTERPRETATION.......................................................................2


ARTICLE 2. THE ACQUISITION........................................................................................6


ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF WALLACE MOUNTAIN AND THE WALLACE MOUNTAIN SIGNATORY SHAREHOLDER......8


ARTICLE 4. COVENANTS OF WALLACE MOUNTAIN AND THE WALLACE MOUNTAIN SIGNATORY SHAREHOLDER..........................14


ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF THE NANCHANG BEST SHAREHOLDERS......................................15


ARTICLE 6. NON-MERGER AND SURVIVAL...............................................................................21


ARTICLE 7. INDEMNITY.............................................................................................21


ARTICLE 8. COVENANTS OF NANCHANG BEST AND THE NANCHANG BEST SHAREHOLDERS.........................................21


ARTICLE 9. CONDITIONS PRECEDENT IN FAVOR OF WALLACE MOUNTAIN AND THE WALLACE MOUNTAIN SIGNATORY SHAREHOLDER......23


ARTICLE 10. CONDITIONS PRECEDENT IN FAVOR OF NANCHANG BEST AND THE NANCHANG BEST SHAREHOLDERS....................24


ARTICLE 11. NATURE OF CONDITIONS PRECEDENT.......................................................................25


ARTICLE 12. TERMINATION..........................................................................................25


ARTICLE 13. CONFIDENTIALITY......................................................................................25


ARTICLE 14. RISK.................................................................................................26


ARTICLE 15. CLOSING..............................................................................................26


ARTICLE 16. POST-CLOSING MATTERS.................................................................................27


ARTICLE 17. GENERAL PROVISIONS...................................................................................28

                                    SCHEDULES


     Schedule 1.1.6 Nanchang Best Accounts Payable and Liabilities
     Schedule 1.1.7 Nanchang Best Accounts Receivable
     Schedule 1.1.9 Nanchang Best Bank Accounts
     Schedule 1.1.12 Nanchang Best Debt to Related Parties
     Schedule 1.1.13 Nanchang Best Equipment
     Schedule 1.1.14 Nanchang Best Financial Statements
     Schedule 1.1.16 Nanchang Best Insurance Policies
     Schedule 1.1.18 Nanchang Best Inventory
     Schedule 1.1.19 Nanchang Best Material Contracts
     Schedule 1.1.20 Nanchang Best Related Party Debt
     Schedule 1.1.23 Wallace Mountain Accounts Payable and Liabilities
     Schedule 1.1.24 Wallace Mountain Accounts Receivable
     Schedule 1.1.26 Wallace Mountain Bank Accounts
     Schedule 1.1.30 Wallace Mountain Debt to Related Parties
     Schedule 1.1.31 Wallace Mountain Equipment
     Schedule 1.1.32 Wallace Mountain Financial Statements
     Schedule 1.1.34 Wallace Mountain Insurance Policies
     Schedule 1.1.36 Wallace Mountain Inventory
     Schedule 1.1.37 Wallace Mountain Material Contracts
     Schedule 1.1.38 Wallace Mountain Related Party Debt
     Schedule 9.1.4 Opinion of Counsel for Nanchang Best
     Schedule 10.1.5 Opinion of Counsel for Wallace Mountain


                                 Page 33 of 33